Exhibit No. 99.1



          MRS. FIELDS FAMOUS BRANDS, LLC ANNOUNCES TENDER AND EXCHANGE
            OFFERS FOR THE OUTSTANDING 10-1/8% SENIOR NOTES DUE 2004
                     OF MRS. FIELDS' ORIGINAL COOKIES, INC.

SALT LAKE CITY, UTAH - February 6, 2004 - Mrs. Fields Famous Brands, LLC ("MFFB"), a subsidiary of Mrs. Fields' Original Cookies, Inc. ("MFOC"), a leading franchisor in the premium snack-food industry, today announced the commencement of tender and exchange offers for all of the outstanding $140 million principal amount of 10?% Senior Notes due 2004 (the "Notes") of MFOC. In connection with the tender and exchange offers, MFFB also is soliciting consents from the holders of the Notes to approve certain amendments to the indenture under which the Notes were issued. Holders validly tendering Notes for purchase or exchange will, by tendering such Notes, be consenting to the proposed amendments. The tender and exchange offers are subject to various conditions including tenders for purchase or exchange by at least 95% of the holders of the Notes, the execution of a supplemental indenture containing the amendments for which consents were solicited, and the completion of MFFB's proposed private placement of senior secured notes described below.

         The tender and exchange offers commenced today and will expire at midnight, New York City time, on March 5, 2004, unless extended or earlier terminated by MFFB. MFFB is offering to purchase the Notes at a price of $850 in cash per $1,000 principal amount. In addition, holders of Notes that are "qualified institutional buyers" and "institutional investors," as defined in the rules under the Securities Act of 1933, as amended, may elect, instead, to exchange any $1,000 principal amount of Notes for $1,000 principal amount of MFFB's 9% Senior Secured Notes due 2011. Whether tendering for exchange or purchase, holders also will receive a cash payment in respect of all accrued and unpaid interest on the Notes.

         Assuming that MFFB accepts for purchase or exchange the Notes pursuant to the tender and exchange offers, MFOC currently intends to redeem any Notes not tendered and accepted for payment or exchanged shortly after the expiration of the tender period at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date. However, MFFB's proposed plans do not constitute a notice of redemption, which MFOC intends to make at a later date, if necessary, in accordance with the terms of the indenture.

         Information regarding the pricing, tender and delivery procedures and conditions of the tender and exchange offer is contained in the Tender and Exchange Offer Statement and related documents, with respect to the offer to exchange, and in the Tender Offer Statement and related documents with respect to the offer to purchase. Copies of the offering documents related the exchange offer only will be provided to holders who can demonstrate eligibility to participate. Subject to these limitations, copies of the offering documents can be obtained by contacting The Bank of New York, the tender and exchange agent, at (212) 815-3738. Jefferies & Company, Inc. is the exclusive dealer manager and solicitation agent. Additional information containing the terms and conditions of the tender and exchange offers may be obtained by contacting Jefferies & Company, Inc. at (310) 575-5232.

         MFFB also announced that it intends to sell, on a private placement basis, in the United States pursuant to Rule 144A under the Securities Act, up to $121.7 million aggregate principal amount of senior secured notes due 2011 (the "144A Notes"). Additionally, MFFB intends to issue in exchange for Notes tendered for exchange, 9% notes with the same principal amount of the Notes exchanged and the same terms as the 144A Notes, but with a lower interest rate and lower optional redemption premiums. In connection with and conditioned on the completion of the tender and exchange offers and related transactions, MFFB's parent companies intend to issue a combination of debt and equity for aggregate gross proceeds of $22.5 million in cash, of which $5.0 million will be retained by MFOC to fund operations and $17.5 million will be contributed as common equity to MFFB. This contribution from MFFB's parent companies, together with the net proceeds from the 144A Note and MFFB's 9% senior secured notes, will be used to retire substantially all of existing indebtedness of MFOC and its subsidiaries, for general corporate purposes and to pay the fees and expenses associated with the tender and exchange offers. This placement of the 144A Notes is conditioned upon the consummation of the tender and exchange offers described above.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The tender and exchange offers will be made solely by, and subject to the terms and conditions set forth in, the Tender and Exchange Offer Statement, dated February 5, 2004, and related documents as well as the Tender Offer Statement, dated February 5, 2004, and related documents.

         Neither the 144A Notes nor the 9% senior secured notes offered as part of the exchange offer have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         This press release may include forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties. Each of MFOC and MFFB disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement.